UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment to the Current Report on Form 8-K filed by Vireo Growth Inc. (the “Company”) on December 23, 2024 (the “Original 8-K”) is being filed to disclose the closing of the Equity Raise (as defined herein) first disclosed in the Original 8-K.

No other changes have been made to the disclosures in the Original 8-K, which continue to be accurate as of the date of its filing.

Item 1.01.	Entry into a Material Definitive Agreement

Subscription Agreement

On December 17, 2024, the Company entered into definitive subscription agreements (the “Subscription Agreements”) with certain investors to sell 120,000,000 subordinate voting shares of the Company at a cash price of US$0.625 per subordinate voting share for total proceeds to the Company of US$75,000,000, with closing subject only to applicable Canadian Stock Exchange notice periods (the “Equity Raise”). The securities are being sold in reliance upon the exemptions from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506(b) of Regulation D promulgated under the Securities Act.

The Subscription Agreements contain customary representations and warranties and agreements of the Company and each investor and customary indemnification rights and obligations of the parties. The representations and warranties of each party set forth in the Subscription Agreements have been made solely for the benefit of the other parties to the subscription agreements, and such representations and warranties should not be relied on by any other person. Additionally, the Subscription Agreement provides for a six-month lock-up period on the subordinate voting shares sold to each investor starting from the Closing Date of the Equity Raise during which time the subordinate voting shares will not be transferable by the investor without the prior written consent of the Company.

On December 31, 2024, the Company announced the closing of the Equity Raise on December 30, 2024. The investors participating in the Equity Raise subscribed for 129,536,874 subordinate voting shares at a price of US$0.625 per subordinate voting share, resulting in gross proceeds to the Company of approximately US$81,000,000.

The information provided herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

A form of the Subscription Agreement is attached as Exhibit 10.2 hereto. The description of the terms of the Subscription Agreements is not intended to be complete and is qualified in its entirety by reference to such exhibit, and which exhibit is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On December 31, 2024, the Company issued a press release announcing the matters disclosed in this Amendment to Current Report on Form 8-K, which is attached as Exhibit 99.1 hereto and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.2	Form of Subscription Agreement*
99.1	Press Release, dated as of December 31, 2024**
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

* Previously filed.

**Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC. (Registrant)

By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer

Date: January 6, 2025